INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-65720 and 33-51215 of Idaho Power Company on Form S-3; and Post-Effective Amendment No. 1 to Registration Statement No. 2-99567 and Registration Statement No. 33-36947 of Idaho Power Company on Form S-8 of our report dated January 31, 1994 appearing in this Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1993.


DELOITTE & TOUCHE

Portland, Oregon
March 7, 1994